Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (the “Fifth Supplemental Indenture”), dated as of November 30, 2017, to the Indenture (defined below) by and among RTI International Metals, Inc., an Ohio corporation (the “Company”), Arconic Inc., a Pennsylvania corporation (“Arconic”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee under the Indenture (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 14, 2010 (the “Base Indenture”), providing for the issuance from time to time of its Securities (as defined in the Base Indenture) to be issued in one or more series as therein provided;

WHEREAS, the Company has heretofore executed and delivered to the Trustee, pursuant to the terms of the Base Indenture, a Third Supplemental Indenture, dated as of April 17, 2013 (the “Third Supplemental Indenture”), and a Fourth Supplemental Indenture, dated as of July 23, 2015 (the “Fourth Supplemental Indenture” and, the Base Indenture, as supplemented by the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), and has issued a series of the Company’s Securities known as its 1.625% Convertible Senior Notes due 2019 (the “Notes”);

WHEREAS, the Company entered into the Agreement and Plan of Merger, dated as of November 30, 2017 (the “Merger Agreement”), by and among the Company and Arconic, pursuant to which, concurrently with the execution of this Fifth Supplemental Indenture, the Company is being merged with and into Arconic, with Arconic being the surviving corporation in such merger (the “Merger”);

WHEREAS, pursuant to Section 11.01(a) of the Indenture, at the effective time of the Merger (the “Effective Time”), the Company is required to execute with the Trustee and Arconic a supplemental indenture providing for Arconic to assume all the obligations of the Company under the Notes and the Indenture;

WHEREAS, pursuant to Sections 10.01, 10.03 and 11.01(a) of the Indenture, in connection with such supplemental indenture, the Company is required to deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel; and

WHEREAS, the Trustee has received such Officer’s Certificate and Opinion of Counsel;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Arconic, and the Trustee hereby agree as follows:

1.     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the applicable Indenture.

2.     Agreement of Parties. Effective as of the Effective Time, Arconic hereby (i) represents and warrants that it is a corporation organized and validly existing under the laws of the state of Pennsylvania, and (ii) expressly and unconditionally assumes all obligations of the Company under the Notes and the Indenture, including without limitation the due and punctual payment of the principal of, premium, if any, and interest on the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture or established with respect to the Notes pursuant to the Indenture to be performed by the Company with respect to the Notes. From and after the Effective Time, Arconic shall succeed to and be substituted for and may exercise every right and power of the Company under the Indenture with the same effect as if Arconic had been named as the Company therein.

3.     Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

4.     GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, ARCONIC, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.     Multiple Counterparts. The parties may sign multiple counterparts of this Fifth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

6.     Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

7.     Trustee. The Trustee accepts the amendment of the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and Arconic, or for or with respect to (i) the validity, efficacy, or sufficiency of this Fifth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or Arconic, as applicable, by corporate action or otherwise, or (iii) the due execution hereof by the Company or Arconic, as applicable, and the Trustee makes no representation with respect to any such matters.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

RTI INTERNATIONAL METALS, INC.

By:	/s/	Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

[Signature Page – RTI Indenture - Fifth Supplemental Indenture]

ARCONIC INC.

By:	/s/	Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

[Signature Page – RTI Indenture - Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/	Karen Yu
Name:	Karen Yu
Title:	Vice President

[Signature Page – RTI Indenture - Fifth Supplemental Indenture]